Exhibit 10.14

PROMISSORY NOTE

$1,500,000.00	Cincinnati, Ohio
Maturity Date: March 13, 2011	December 13, 2010

FOR VALUE RECEIVED, the undersigned promises to pay to the order of Phillips Edison NTR LLC (“Lender”), the principal sum of $1,500,000.00 and all accrued interest on March 13, 2011 or earlier as herein provided (“Maturity Date”). The indebtedness outstanding hereunder shall bear interest at a per annum rate equal to 30 day LIBOR (as the LIBOR rate is reported in the Wall Street Journal from time to time) plus 325 basis points.

This Note shall be payable in lawful money of the United States of America. The undersigned agrees to pay all costs of collection and enforcement of this Note, including reasonable attorneys’ fees and court costs.

If the undersigned shall fail to make the payment due on this Note on the Maturity Date, the same shall constitute an event of default under this Note. Upon the occurrence of an event of default, Lender shall have the right to accelerate the maturity of the debt evidenced hereby and Lender shall have all rights and remedies afforded herein. All amounts not paid on or before the Maturity Date shall bear interest hereunder at a per annum rate equal to 5% in excess of the non-default rate of interest.

The undersigned, and all endorsers and guarantors, hereby severally waive valuation and appraisement, presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and expressly agree that the maturity of this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the undersigned or said endorsers or guarantors.

This Note may be prepaid, in whole or in part, without the payment of any premium or penalty. Payments made under this Note shall be applied, first, to accrued and unpaid interest, second, to principal then outstanding and, third, to the costs of collection as described above.

This Note, made in the State of Ohio, shall be governed and construed according to the internal, procedural and substantive laws of Ohio.

PHILLIPS EDISON-ARC SHOPPING CENTER REIT INC.,

By:	/s/ R. Mark Addy
R. Mark Addy, Chief Operating Officer